Exhibit 10.1

A SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made as of May 12, 2011, by GAME TRADING TECHNOLOGIES, INC. and GAMERS FACTORY, INCORPORATED (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association (the "Lender").

RECITALS

A. The Borrower and the Lender entered into an Amended and Restated Loan Agreement dated November 23, 2010 ( as amended by First Amendment to Amended And Restated Loan Agreement dated January 28, 2011, and as amended, restated, modified, substituted, extended, and renewed from time to time, the "Loan Agreement"). The Loan Agreement provides for some of the agreements between the Borrower and the Lender with respect to the "Line of Credit" (as defined in the Loan Agreement) in an amount not to exceed originally $5,000,000 and currently $3,858,284.99.

B. . The Borrower's indebtedness, duties, liabilities and obligations under the Line of Credit are part of the "Indebtedness" defined and secured under the Amended and Restated Security Agreement dated May 4, 2010 (as amended, restated, modified, substituted, extended and renewed from time to time, the "Security Agreement") by the Borrower in favor of the Lender.

C. The Borrower has requested that the Lender agree to extend the maturity date of the Line of Credit.

D. The Lender is willing to agree to the Borrower's request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2. The Borrower represents and warrants to the Lender as follows:

(a)The Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification.
(b) The Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

(c) The Loan Agreement, as amended by this Agreement, and each of the other documents executed in connection with the Loan Agreement (hereinafter referred to as the "Financing Documents") remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

(d) All of the Borrower's representations and warranties contained in the Loan Agreement and the other Financing Documents are true and correct on and as of the date of the Borrower's execution of this Agreement.

(e) No event of default and no event which, with notice, lapse of time or both would constitute an event of default, has occurred and is continuing under the Loan Agreement or the other Financing Documents which has not been waived in writing by the Lender.

(0 The execution, delivery and performance of the terms of this Agreement will not conflict with, violate or be prevented by (i) the Borrower's charter or bylaws, (ii) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (iii) any Laws.

3. The Lender and the Borrower agree that the Credit Limit (a) is currently $3,858,284.99, (b) will increase to $4,250,000 when the Borrower allows the Consultant (described in Section 5 below) with access described in Section y, and (e) will increase to $5,000,000 when the Consultant has furnished its first report to the Lender.

4. The Loan Agreement is amended as follows:

(a) Clause (a) of Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

(a) 75% of the balance due on Acceptable Receivables; and

(b) Clause (d) of Section 1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

(d) The account balance does not include the amount of any counterclaims or offsets which have been or may be asserted against the Borrower by the account debtor (including offsets for any "contra accounts" owed by the Borrower to the account debtor for goods purchased by the Borrower or for services performed for the Borrower). To the extent any counterclaims, offsets, or contra accounts exist in favor of the debtor, such amounts shall be deducted from the account balance. Notwithstanding the foregoing, with respect to account balances due from Best Buy Co., Inc., commencing with the June 30, 2011 borrowing base certificate, any counterclaims, offsets, or contra accounts shall be deducted as a reserve against the Borrowing Base and not as a reduction against account balances. The Borrower agrees to furnish to the Lender not later than the third banking day of each week a report of counterclaims, offsets, and contra accounts with respect to Best Buy Co., Inc.

(c) Section 2.5(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

(a) Effective as of April 1, 2011, the interest rate is a rate per year equal to the SBA LIBOR Daily Floating Rate plus an additional margin of 800 basis points per annum. Absent an Event of Default, the Borrower may elect by written notice to the Lender to reduce permanently the Credit Limit in multiples of
$500,000. Any such reduction of the Credit Limit shall be effective as of the banking day following the banking day on which the Lender receives the Borrower's election. Upon the effective date of the election, the applicable margin shall reduce by 50 basis points for each $500,000 reduction of the Credit Limit.

(d) Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.2 Availability Period.

The Line of Credit is available between the date of this Agreement and August 26, 2011, or such earlier date as the availability may terminate as provided in this Agreement (the "Line of Credit Expiration Date").

(e) Subsection (e) of Section 8.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

(e) A borrowing certificate setting forth the amount of Acceptable Receivables and Acceptable Inventory (i) as of the last day of each month within thirty (30) days after month end, and with respect to each such month-end report, upen--the-Bankl-s--request-5 copies of the invoices or the record of invoices from the Borrower's sales journal for such Acceptable Receivables, copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables, and copies of the cash receipts journal pertaining to the borrowing certificate, and (ii) as of the 15th day of each month and as requested by the Lender from time to time, within five (5) banking days after such date and request.

5. The Borrower acknowledges and agrees that (a) the Lender or its counsel may engage a consultant for the Lender (the "Consultant") for the purpose of evaluating the Borrower's projections and other financial information, (b) in connection with the completion of the engagement, the Borrower shall promptly allow the Consultant, at the Borrower's locations, to the Borrower's books, records and other information and to the Borrower's officers, other personnel and accountants involved with the preparation of such projections and other financial information and/or with their components, and (c) the reasonable fees, costs and expenses of the Consultant shall be immediately due and payable by the Borrower as they are incurred and are part of the Indebtedness.

6. Events of Default exist under the Loan Agreement because the Borrower did not achieve, for the period tested as of March 31, 2011, either the Funded Debt to EBITDA ratio required by Section 8.3 of the Loan Agreement or the Basic Fixed Charge Coverage Ratio required by Section 8.4 of the Loan Agreement. The Lender hereby waives those Events of Default for that test period only. The Lender shall not be deemed to waive any Event of Default arising out of non-compliance by the Borrower with any other provisions of the Loan Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance with such other provisions are the same or similar to those which gave result to the Events of Default waived.

7. In consideration of the Lender's execution and delivery of this Agreement, the Borrower agrees to pay the Lender on July 31, 2011 a fee in the amount of $50,000, which fee is fully earned and nonrefundable, provided, however, the Lender agrees that such fee shall be waived if (a) before July 31, 2011, the Borrower has agreed in writing that the Line of Credit Commitment has been terminated and (b) all Indebtedness secured by the Security Agreement has been indefeasibly paid in full in cash and all commitments to provide further credit have been terminated.

8. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

9. The Borrower acknowledges and warrants that the agrees that the Borrower has no (and alternatively waives each and every) counterclaim, recoupment, setoff, reduction or defense with respect to the Obligations or otherwise, however arising, in contract, in tort or otherwise and whenever arising; and alternatively, releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which the Borrower has, had or may have ever had against the Lender, including but not limited to any arising in connection with the Obligations or otherwise.

10. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

11. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the Laws of Maryland.

12. This Agreement is one of the Financing Documents. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, PDF, or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party's failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signatures begin on the following page.

SIGNATURE PAGE TO SECOND AMENDMENT
AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written. above.

WITNESS/ATTEST:	GAMERS FACTORY, INCORPORATED

	/s/ Richard J. Leimbach	By: (SEAL)
Richard J. Leimbach
Chief Financial Officer

WITNESS/ATTEST:	GAME TRADING TECHNOLOGIES, INC.

	/s/ Richard J. Leimbach	(SEAL)
Richard J. Leimbach
Chief Financial Officer

WITNESS:	BANK OF AMERICA, N.A.

/s/ Fred P. Lucy II
Fred P. Lucy II
Senior Vice President

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